UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Saks Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On September 13, 2013, Saks Incorporated (the “Company”) distributed the following communication to employees of the Company at the request of Hudson’s Bay Company.
______________________________________________________________________________

September 13, 2013

Dear Saks Team:

We are making exciting progress in our plans to create North America’s premier fashion retailer. Our companies have passed several key milestones in the transaction process; in particular, the conclusion of the “go shop” period.  While some customary terms and conditions must still be met, including the approval of Saks’ shareholders, we are on track to bring our two companies together before the end of this year.

In the weeks since we announced the transaction, we have become more convinced than ever of the tremendous opportunities that will result from the match-up of our powerful retail brands, talented teams of associates, and strong growth platforms. Together, we have an opportunity to bring consumers an unparalleled range of shopping experiences through three iconic brands under the HBC umbrella: Saks Fifth Avenue, Hudson’s Bay, and Lord & Taylor. And we will do this across a retail footprint covering all of North America – North to South, East to West.

A major driving force behind the merger is the enormous growth opportunity across all of our businesses. We look forward to capturing that opportunity through a number of key initiatives, including:

•	Introducing Saks into Canada through full-line, outlet and online formats
•	Building on the e-commerce potential of all our brands
•	Furthering the expansion of OFF 5TH stores across the US
•	Continuing the effective capital investment strategy at Saks, Hudson’s Bay and Lord & Taylor
•	Ensuring that all of our businesses operate productively and cost-effectively
•	Realizing the exceptional value of our expanded real estate portfolio

To achieve our goals and ensure a seamless transition in bringing the companies together, we are creating an Integration Planning Group, comprised of executives from both Saks and HBC. While Saks will continue as an independent business with its own unique merchandising, marketing, and store operations teams, we want to be sure that we align operations as closely as possible across all of our businesses to achieve the full merger benefits. Marc Metrick, HBC’s Executive Vice President and Chief Administrative Officer, will lead the Integration Planning Group.

Previous to joining HBC, Marc spent 15 years at Saks Incorporated, most recently as the company’s Chief Strategy Officer.  The combination of Marc’s experience at Saks, his familiarity with HBC, and his understanding of the key tenets of this transaction, provides us the best opportunity for a well-executed transition.

Throughout the integration process, we will be in regular and open communication with you. We also want to emphasize that our mutual commitment to exceptional customer service must remain paramount during this process and beyond – it is the key to the success of the merger and to our future.

We are on the cusp of an exciting opportunity, and we know we can make it happen with your engagement and support. We look forward to working with you.

Looking forward to spending time with you soon.

Sincerely,

Richard Baker                                                        Don Watros
Governor and CEO                                                   Chief Operating Officer
Hudson’s Bay Company                                         Hudson’s Bay Company

Forward-looking Information

The information contained in this communication that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws.  Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below.  Actual consolidated results might differ materially from projected forward-looking information.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties.  These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of Saks’ merger agreement with Hudson’s Bay Company (“HBC”), (2) the failure to obtain Saks shareholder approval of the merger with HBC or the failure to satisfy any of the other closing conditions to the merger, (3) the failure of HBC to obtain the necessary financing arrangements set forth in the debt commitment letter and equity investment agreement providing for its financing of the merger, (4) risks related to disruption of management’s attention from Saks’ ongoing business operations due to the transaction, (5) the effect of the announcement of the merger on the ability of Saks to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the level of consumer spending for luxury apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; (7) macroeconomic conditions and their effect on consumer spending; (8) the Company’s ability to secure adequate financing; (9) adequate and stable sources of merchandise; (10) the competitive pricing environment within the retail sector; (11) the effectiveness of planned advertising, marketing, and promotional campaigns; (12) favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs; (13) appropriate inventory management; (14) effective expense control; (15) successful operation of the Company’s proprietary credit card strategic alliance with Capital One Financial Corporation; (16) geo-political risks; (17) weather conditions and natural disasters; (18) the performance of the financial markets; (19) changes in interest rates; and (20) fluctuations in foreign currency and exchange rates.

Additional factors that may cause Saks’ actual results to differ materially from those described in the forward-looking statements may be found in Saks’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via the Internet at www.sec.gov.

The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval.  In connection with the proposed merger, Saks will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, SAKS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Saks files with the SEC (when available) from the SEC’s website at www.sec.gov and Saks’ website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by Saks with the SEC (when available) may be obtained from Saks free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, 865-981-6243.

Saks and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Saks’ shareholders with respect to the proposed acquisition of Saks by HBC. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Saks Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders.  Additional information regarding the interests of such individuals in the proposed acquisition of Saks by HBC will be included in the proxy statement relating to such acquisition when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Saks website at www.saksincorporated.com.